EXHIBIT 1

                                    AGREEMENT

            AGREEMENT (the "Agreement"), dated as of May 15, 1998, between The Grand Union Company, a Delaware corporation (the "Company"), and each other signatory party hereto (individually, a "Holder").

            WHEREAS, the Company intends to solicit consents to a prepackaged bankruptcy case pursuant to section 3(a)(9) of the Securities Act of 1933, as amended (the "Solicitation"), based upon the terms and provisions of that certain plan support agreement (the "Plan Support Agreement") and that certain plan proposal (annexed as exhibit A to the plan support agreement), each of which is dated as of March 30, 1998, between the Company and certain beneficial owners (and/or an agent, advisor, affiliate, manager or authorized representative of such beneficial owner(s) (each a "Noteholder and collectively, the "Noteholders")) of the Company's 12% Senior Notes due September 1, 2004, as amended by Modification Nos. 1 and 2 to Plan Support Agreement, dated April 29, 1998 and May 15, 1998, respectively (collectively, the "Plan Proposal");

            WHEREAS, immediately following the Solicitation, the Company intends to commence a voluntary case (the "Chapter 11 Case") under chapter 11 of title 11 of the United States Code and contemporaneously therewith propose a plan of reorganization (the "Plan of Reorganization") and a disclosure statement relating thereto (the "Disclosure Statement") whose terms shall incorporate the Plan Proposal;

            WHEREAS, each of the Holders is an owner of the Company's Class A and/or Class B Convertible Preferred Stock (the "Preferred Stock"; and the interests evidenced by such Preferred Stock, including any common stock interests held after a conversion of the Preferred Stock into common stock, the "Preferred Stock Interests");

            WHEREAS, the Plan Proposal has been amended in the form attached hereto as Annex A, among other reasons, to change the distribution to be received by the Holders;

            WHEREAS, the Plan Proposal is acceptable in all respects to each of the Holders;

            NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

            SECTION 1. VOTE IN FAVOR OF THE PLAN

            (a) So long as no Termination Event shall have occurred, each Holder agrees (i) pursuant to the Solicitation, and unless such Holder shall have transferred its Preferred Stock Interests pursuant to Section 2 hereof, to vote its Preferred Stock Interests to accept the Plan of Reorganization, (ii) not to consent to, or vote for any, plan of reorganization or plan of liquidation other than the Plan of Reorganization; and (iii) to the distribution to be provided to the holders of the Company's common stock under the Plan of Reorganization.

            (b) So long as no Termination Event shall have occurred, each Holder shall not object to or otherwise commence any proceeding to oppose or object to the Plan of Reorganization or the Disclosure Statement; provided, however, that no Holder shall be barred from objecting to the Disclosure Statement on the grounds that such document contains a material misstatement or omission; and provided further, however, that the Plan of Reorganization may not be modified or amended if such modification or amendment, or any combination thereof, shall constitute a Material Adverse Change. "Material Adverse Change" means any modification or amendment of the Plan of Reorganization proposed or supported by the Company or any Noteholder or Noteholders, such that, after giving effect thereto, the Plan of Reorganization contains terms that are different from those provided in the Plan Proposal and which in the reasonable judgment of such Holder materially and adversely affects the treatment of or the value of distributions in respect of such Holders' Preferred Stock Interests, unless such Holder agrees to such terms.

            SECTION 2. TRANSFER OF PREFERRED STOCK INTERESTS. Each Holder shall not, directly or indirectly, sell, assign, hypothecate, grant an option on, or otherwise dispose of (collectively, "transfer") any of the Preferred Stock Interests held by such Holder on the date hereof; provided, however, that each Holder shall be permitted to transfer any or all of its Preferred Stock Interests (i) to any entity that agrees in a writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Agreement, (ii) after the occurrence of a Termination Event or (iii) after the date established as the voting deadline under the Solicitation, provided, however, that a Holder may transfer Preferred Stock Interests after the commencement of the Solicitation but prior to the Voting Deadline, if prior to such transfer, the Holder executes and delivers to the Company's voting agent an irrevocable ballot to accept the Plan of Reorganization.

            SECTION 3. REPRESENTATION OF OWNERSHIP. Each Holder represents that it owns the Preferred Stock Interests set forth under its signature.

            SECTION 4. TERMINATION OF OBLIGATIONS. The obligations of each Holder hereunder shall terminate and be of no further force and effect if one of the following termination events (each a "Termination Event") occurs:

            (a) the Company shall not have commenced the Solicitation on or before May 31, 1998;

            (b) the Company shall not have commenced the Chapter 11 Case and filed the Plan of Reorganization and Disclosure Statement with the United States Bankruptcy Court (the "Bankruptcy Court") on or before June 30, 1998;

            (c) the Company and the Holders shall have failed to reach agreement in good faith prior to May 31, 1998 regarding definitive documentation of the Plan of Reorganization and the Disclosure Statement;

            (d) the Company shall file with a court a plan of reorganization, or an amendment to the Plan of Reorganization, that contains, or results in, a Material Adverse Change;

            (e) the waiver, dated as of February 25, 1998 (the "Waiver") to the Amended and Restated Credit Agreement, dated as of June 15, 1995 (as amended, the "Credit Agreement"), or any extension to the Waiver, shall have expired or there shall have occurred an event of default under the Credit Agreement after the date hereof (other than an event of default caused by the commencement of the Chapter 11 Case) that remains unwaived or uncured for five business days and, in each of the foregoing events, the banks under the Credit Agreement shall have refused to provide the Company with funds under the Credit Agreement;

            (f) the Bankruptcy Court shall not have confirmed the Plan of Reorganization on or before August 15, 1998;

            (g) the Plan of Reorganization shall not have become effective on or before August 31, 1998;

            (h) the Company shall have filed any motion or other pleading, or otherwise shall have brought any action or proceeding, challenging or objecting to the Preferred Stock Interests of a Holder or otherwise seeking any recovery from, or injunctive relief against, a Holder (other than with respect to any alleged or actual breach by a Holder of the terms of this Agreement or any other agreement between the Company and such Holder);

            (i) the Chapter 11 Case shall have been dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or

            (j) an examiner with enlarged powers relating to the operation of the Company's business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, or a trustee under Section 1104 of the Bankruptcy Code, shall have been appointed in the Chapter 11 Case.

            To the extent that after the date hereof the Termination Events set forth in subsections (a), (b), (c), (e), (f) and (g) of Section 3 of the Plan Support Agreement, as amended by the Modification No. 2 to Plan Support Agreement, are extended or waived by the Noteholders, the identical subsections contained in Section 4 of this Agreement shall be so extended or waived, as applicable.

            SECTION 5. DUE AUTHORIZATION. Each person who executes this Agreement by or on behalf of each respective party represents that it has been duly authorized or empowered to execute and deliver this Agreement on behalf of such party.

            SECTION 6. AMENDMENTS. No modification or amendment of the terms of this Agreement shall be valid unless such modification or amendment, in writing, has been signed by each of the signatories party hereto.

            SECTION 7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions.

            SECTION 8. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10. HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first set forth above.

THE GRAND UNION COMPANY

By:  /s/ Jeffrey P. Frelmark
    ---------------------------
Title: Executive Vice President
       and Chief Financial Officer

HOLDERS:

GE Investment Private Placement
Partners II, A Limited Partnership

By:  GE Investment Management Incorporated,
     as general partner

By:
    ---------------------------
Title:
Number of Class A Preferred Shares:
                                    ---------------
Number of Class B Preferred Shares:
                                    ---------------
without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10. HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first set forth above.

THE GRAND UNION COMPANY

By:
    ---------------------------
Title:

HOLDERS:

GE Investment Private Placement
Partners II, A Limited Partnership

By:  GE Investment Management Incorporated,
     as general partner

By:  /s/ Michael M. Pastore
    ---------------------------
Title:  Michael M. Pastore
        Vice President

Number of Class A Preferred Shares: 620,212
                                    ---------------
Number of Class B Preferred Shares: 400,000
                                    ---------------

Trefoil Capital Investors II, L.P.

By:  Trefoil Investors, II, Inc.,
     as general partner

By: /s/ Robert Moskowitz
    ---------------------------
Title: Vice President
Number of Class A Preferred Shares: 620,212
                                    ---------------
Number of Class B Preferred Shares: 400,000
                                    ---------------

The Roger Stangeland Family
Limited Partnership


By:
    ---------------------------
Title:
Number of Class A Preferred Shares:
                                    ---------------
Number of Class B Preferred Shares:
                                    ---------------

Number of Class A Preferred Shares:
                                    ---------------
Number of Class B Preferred Shares:
                                    ---------------

Trefoil Capital Investors II, L.P.

By:  Trefoil Investors, II, Inc.,
     as general partner

By:
    ---------------------------
Title:
Number of Class A Preferred Shares:
                                    ---------------
Number of Class B Preferred Shares:
                                    ---------------

The Roger Stangeland Family
Limited Partnership

By: /s/ Roger E. Stangeland
    ---------------------------
Title:
Number of Class A Preferred Shares: 60,142
                                    ---------------
Number of Class B Preferred Shares:
                                    ---------------

                                                                         Annex A

                                   AGREEMENT

            AGREEMENT (the "Agreement"), dated as of March 30, 1998, between The Grand Union Company, a Delaware corporation (the "Company"), and each other signatory party hereto (individually, a "Holder").

            WHEREAS, the Company intends to solicit consents to a prepackaged bankruptcy case pursuant to section 3(a)(9) of the Securities Act of 1933, as amended (the "Solicitation"), based upon the terms and provisions of that certain plan proposal annexed hereto as Exhibit "A" (the "Plan Proposal");

            WHEREAS, immediately following the Solicitation, the Company intends to commence a voluntary case (the "Chapter 11 Case") under chapter 11 of title 11 of the United States Code and contemporaneously therewith propose a plan of reorganization (the "Plan of Reorganization") and a disclosure statement relating thereto (the "Disclosure Statement") whose terms shall incorporate the Plan Proposal;

            WHEREAS, the Holders have formed an informal committee (the "Steering Committee") to represent their interests in respect of the Plan Proposal, and such committee, represented by attorneys and financial advisors, has actively participated in the negotiation of, and agreed (subject to the terms and conditions hereof and thereof) to the provisions of, the Plan Proposal;

            WHEREAS, each of the Holders is a beneficial owner (and/or agent, advisor, affiliate, manager or authorized representative of the beneficial owner(s)) of 12% Senior Notes due September 1, 2004 issued by the Company (the "Senior Notes;" and the claims evidenced by the Senior Notes, the "Senior Note Claims");

            WHEREAS, each Holder intends, pursuant to the Solicitation, to vote its Senior Note Claims to accept the Plan of Reorganization, subject to the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

            SECTION 1. VOTE IN FAVOR OF THE PLAN.

            (a) So long as no Termination Event shall have occurred, each Holder severally (but not jointly or jointly and severally) agrees (i) pursuant to the Solicitation, and unless such Holder shall have transferred its Senior Note Claims pursuant to Section 2 hereof, to vote its Senior Note Claims to accept the Plan of Reorganization, (ii) not to consent to, or vote for any, plan of reorganization or plan of liquidation other than the Plan of Reorganization and
(iii) to the inclusion of a statement in the Disclosure Statement that the Plan of Reorganization was negotiated with the Steering Committee and that the Holder intends to vote pursuant to the Solicitation to accept the Plan of Reorganization.

            (b) So long as no Termination Event shall have occurred, each Holder shall not object to or otherwise commence any proceeding to oppose or object to the Plan of Reorganization or the Disclosure Statement; provided, however, that no Holder shall be barred from objecting to the Disclosure Statement on the grounds that such document contains a material misstatement or omission.

            (c) Each Holder severally acknowledges that, after the commencement of the Solicitation, the Plan of Reorganization may be modified or amended, and any such modification or amendment which does not constitute a Material Adverse Change (as such term is hereinafter defined) shall be deemed not to affect any obligations of any Holder under this Agreement. For purposes hereof, a "Material Adverse Change" means any modification or amendment of the Plan of Reorganization proposed or supported by the Company such that, after giving effect to such modification or amendment, the Plan of Reorganization contains terms that are different from those provided in the Plan Proposal and which in the reasonable judgment of such Holder materially and adversely affects the treatment of, or the value of distributions in respect of, such Holder's Senior Note Claims, unless such Holder agrees to such terms.

            SECTION 2. TRANSFER OF SENIOR NOTE CLAIMS. Each Holder shall not, directly or indirectly, sell, assign, hypothecate, grant an option on, or otherwise dispose of (collectively, "transfer") any of the Senior Note Claims held by such Holder on the date hereof, provided, however, that each Holder shall be permitted to transfer any or all of its Senior Note Claims (i) to any entity that agrees in a writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Agreement, (ii) after the occurrence of a Termination Event (as defined herein) and (iii) after the date established as the voting deadline under the Solicitation (the "Voting Deadline"), provided, however, that a Holder may transfer Senior Note Claims after the commencement of the Solicitation but prior to the Voting Deadline if, prior to such transfer, the Holder executes and delivers to the Company's voting agent an irrevocable ballot to accept the Plan of Reorganization.

            SECTION 3. TERMINATION OF OBLIGATIONS. The obligations of each Holder hereunder shall terminate and be of no further force and effect if one of the following termination events (each a "Termination Event") occurs:

            (a) the Company shall not have commenced the Solicitation on or before April 30, 1998, or such later date (on or before May 31, 1998) as the Company and members of the Steering Committee holding a majority in principal amount of the Senior Notes held in the aggregate by such Steering Committee (a "Steering Committee Majority") shall mutually agree;

            (b) the Company shall not have commenced the Chapter 11 Case and filed the Plan of Reorganization and Disclosure Statement with the United States Bankruptcy Court (the "Bankruptcy Court") on or before June 1, 1998, or such later date (on or before June 30, 1998) as the Company and a Steering Committee Majority shall mutually agree;

            (c) the Company and a Steering Committee Majority shall have failed to reach agreement in good faith prior to April 30, 1998 or such later date (on or before May 31, 1998) regarding definitive documentation of the Plan of Reorganization and the Disclosure Statement;

            (d) the Company shall file with a court a plan of reorganization, or an amendment to the Plan of Reorganization, that contains, or results in, a Material Adverse Change;

            (e) the waiver, dated as of February 25, 1998 (the "Waiver") to the Amended and Restated Credit Agreement, dated as of June 15, 1995 (as amended, the "Credit Agreement"), or any extension to the Waiver, shall have expired or there shall have occurred an event of default under the Credit Agreement after the date hereof (other than an event of default caused by the commencement of the Chapter 11 Case) that remains unwaived or uncured for five business days and, in each of the foregoing events, the banks under the Credit Agreement shall have refused to provide the Company with funds under the Credit Agreement;

            (f) the Bankruptcy Court shall not have confirmed the Plan of Reorganization on or before July 15, 1998, or such later date (on or before August 15, 1998) as the Company and a Steering Committee Majority may mutually agree;

            (g) the Plan of Reorganization shall not have become effective on or before July 31, 1998 or such later date (on or before August 31, 1998) as the Company and a Steering Committee Majority may mutually agree,

            (h) the Company shall have filed any motion or other pleading, or otherwise shall have brought any action or proceeding, challenging or objecting to the Senior Note Claims of a Holder or otherwise seeking any recovery from, or injunctive relief against, a Holder (other than with respect to any alleged or actual breach by a Holder of the terms of this Agreement or any other agreement between the Company and such Holder);

            (i) the Chapter 11 Case shall have been dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or

            (j) an examiner with enlarged powers relating to the operation of the Company's business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, or a trustee under Section 1104 of the Bankruptcy Code, shall have been appointed in the Chapter 11 Case.

            SECTION 4. CONFIDENTIALITY. Except as set forth herein, the confidentiality provisions of the agreement between the Company and each Holder, dated as of February 9, 1998, as amended (the "Confidentiality Agreement"), are incorporated herein and made a part hereof and are in full force and effect until the earlier of (i) the occurrence of a Termination Event and (ii) commencement of the Solicitation. After the occurrence of a Termination Event, the Company hereby agrees to release publicly the Confidential Information (as defined in the Confidentiality Agreement) within five (5) business days of a written request by the holders or Agents (as defined in the Confidentiality Agreement) of at least 40% of the aggregate principal amount of Notes held at the time by or on behalf of the members of the Steering Committee specifying which Confidential Information be disclosed. After the date the Company is obligated to release publicly the Confidential Information in accordance with the previous sentence, each Holder shall have no obligation to maintain the confidential nature of such Confidential Information and may disclose the same to one or more persons or entities or the public at large.

            SECTION 5. DUE AUTHORIZATION. Each person who executes this Agreement by or on behalf of each respective party represents that it has been duly authorized or empowered to execute and deliver this Agreement on behalf of such party.

            SECTION 6. AMENDMENTS. No modification or amendment of the terms of this Agreement shall be valid unless such modification or amendment, in writing, has been signed by each of the signatories party hereto.

            SECTION 7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions.

            SECTION 8. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same agreement.

            SECTION 10. HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first set forth above.


THE GRAND UNION COMPANY



By:____________________________
Name:




Name of Holder:

_______________________________



By:____________________________
Name:

                            The Grand Union Company
                           201 Willowbrook Boulevard
                            Wayne, New Jersey 07470

                                 April 29, 1998


To the Undersigned holders of
12% Senior Notes due
September 1, 2004

               Re: Modification No. 1 to Plan Support Agreement

            Reference is made to that certain plan support agreement dated March 30, 1998 (the "Plan Support Agreement") to which each of you is a party. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Plan Support Agreement. Section 3 of the Plan Support Agreement, entitled "Termination of Obligations," contains certain deadlines by which certain events are required to occur to avoid a termination of the holder's obligations thereunder. By signing below, you and the Company hereby agree to amend and restate in their entirety subsections (a), (b), (c), (f) and
(g) of such Section 3 so as to extend certain of the deadlines recited therein, as follows:

            (a) the Company shall not have commenced the Solicitation on or before May 15, 1998, or such later date (on or before May 31, 1998) as the Company and members of the Steering Committee holding a majority in principal amount of the Senior Notes held in the aggregate by such Steering Committee (a "Steering Committee Majority") shall mutually agree;

            (b) the Company shall not have commenced the Chapter 11 Case and filed the Plan of Reorganization and Disclosure Statement with the United States Bankruptcy Court (the "Bankruptcy Court") on or before June 15, 1998, or such later date (on or before June 30, 1998) as the Company and a Steering Committee Majority shall mutually agree;

            (c) the Company and a Steering Committee Majority shall have failed to reach agreement in good faith prior to May 15, 1998 or such later date (on or before

            May 31, 1998) regarding definitive documentation of the Plan of Reorganization and the Disclosure Statement;

            (f) the Bankruptcy Court shall not have confirmed the Plan of Reorganization on or before July 31, 1998, or such later date (on or before August 15, 1998) as the Company and a Steering Committee Majority may mutually agree;

            (g) the Plan of Reorganization shall not have become effective on or before August 15, 1998 or such later date (on or before August 31, 1998) as the Company and a Steering Committee Majority may mutually agree.

            All other provisions of the Plan Support Agreement (including without limitation the remaining subsections of such Section 3) shall be unaffected hereby and continue in full force and effect as provided therein.

            By signing below, you also confirm that the Plan Support Agreement constitutes an agreement by you (subject to the terms and conditions of the Plan Support Agreement) to vote in favor of The Grand Union Company Executive Annual Incentive Bonus Plan (the "EAIB") and The Grand Union Company 1995 Equity Incentive Plan (the "EIP"), the approval of which will be solicited in conjunction with the solicitation on the Plan of Reorganization. The EIP may be amended under the Plan of Reorganization before commencement of the solicitation to reduce the aggregate number of shares that may be delivered under the EIP by agreement between the Steering Committee and the Company provided that such amendment in no way affects the consideration to be provided to the Company's senior managers under the term sheet annexed as Exhibit A to the Plan Support Agreement.

            Please confirm your agreement with the foregoing by signing and returning one fully executed copy of this Agreement to the undersigned, whereupon this Agreement shall become a binding agreement between the parties hereto.

                                Yours very truly,

                                The Grand Union Company


                                By:__________________________________
                                   Name:  Jeffrey P. Freimark
                                   Title: Executive Vice President and
                                          Chief Financial Officer


Accepted and Agreed this 29th day
of April, 1998


_______________________
Name of Institution


By:____________________
   Title:


Principal Amount
of Notes: $____________

                             The Grand Union Company
                            201 Willowbrook Boulevard
                             Wayne, New Jersey 07470


                                             May 15, 1998

To the Undersigned holders of
12% Senior Notes due
September 1, 2004

                Re: Modification No. 2 to Plan Support Agreement

            Reference is made to that certain plan support agreement dated March 30, 1998, as amended by Modification No. 1 to the Plan Support Agreement, dated April 29, 1998 (as amended, the "Plan Support Agreement"), to which each of you is a party. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Plan Support Agreement.

            The plan proposal annexed as Exhibit A to the Plan Support Agreement (the "Plan Proposal") is hereby amended as set forth below, subject to the execution by each of the holders of the Company's Class A and Class B Convertible Preferred Stock (the "Preferred Stockholders") of a plan support agreement substantially in the form attached hereto as Annex A, evidencing, among other things, each Preferred Stockholder's acceptance of the Plan Proposal (as amended hereby) and agreement to vote its preferred stock interests to accept the Plan of Reorganization:

            1. Section 5 of the Plan Proposal relating to the distribution to the holders of the Company's preferred stock is amended to read in its entirety:

                  "Preferred Stock. On the Effective Date, all outstanding preferred stock of the Company, and all options, warrants and other rights to purchase the same, shall be cancelled and the holders thereof shall receive:

                        (i) five-year warrants to purchase an aggregate of 3,783,513 shares of the New Common Stock at an exercise price of $19.82 per share;

                        (ii) five-year warrants to purchase an aggregate of 942,791 shares of the New Common Stock at an exercise price of $23.15 per share; and

                        (iii) four-year warrants to purchase an aggregate of 306,122 shares of the New Common Stock at an exercise price of $12.32 per share."

            2. Section 6 of the Plan Proposal is amended by deleting in the sixth line the number "647,131" and substituting therefor the number "540,502". All other provisions of Section 6 of the Plan Proposal shall be unaffected hereby and continue in full force and effect as provided therein.

            3. Section 7a. of the Plan Proposal is amended by deleting the description of each of Tranche 1 and Tranche 5 in their entirety and substituting the following therefor:

                                            Exercisable
                                            When Fiscal-
                                            Year end
                  Tranche  Option Shares    EBITDA is:       Exercise Price**
                  -------  -------------    ----------       ----------------
                    1      1% of New Common       N/A         $725,000,000
                           Stock (306,122                      TEV ($12.32/
                           shares)                             share)

                    5      2% of New Common   $155,000,000    $675,000,000
                           Stock (735,377                      TEV ($10.65/
                           shares)                             share)

                  All other provisions of Section 7 of the Plan Proposal shall be unaffected hereby and continue in full force and effect as provided therein.

            4. Section 9 of the Plan Proposal is amended by adding immediately thereafter the following new paragraph:

                        "Unless otherwise agreed by the holders of the Preferred Stock, the Plan of Reorganization will provide that (i) the reorganized Company will have no preferred stock as of the Effective Date, (ii) the New Common Stock will be publicly tradeable, and (iii) the reorganized Company will use its best efforts to list the New Common Stock on a reasonably acceptable national securities exchange or on the National Market System of the National Association of Securities Dealers Automated Quotation System.

            5. Section 14 of the Plan Proposal is amended by adding in the third line: (i) after the parenthetical, the words "and the holders of the Preferred Stock", and (ii) after the word "will", the word "each"; by adding to the fifth line, after the word "Members" the words "and the holders of Preferred Stock"; and by deleting the date "April 30, 1998" in the twelfth line and substituting therefor the words "May 31, 1998, or such later date to which the Steering Committee may agree."

            6. Section 15 of the Plan Proposal is amended by adding immediately thereafter the following new paragraph:

                        "The consent of the holders of the Preferred Stock to the foregoing terms (but only to the extent that such terms require the consent of such holders) will be subject to negotiation of satisfactory definitive documentation but only as to (i) a warrant agreement containing standard and customary terms and (ii) the terms and provisions of the Plan of Reorganization and Disclosure Statement. Holders of the Preferred Stock shall be provided with copies of the New Credit Facility, a certificate of incorporation, bylaws, and a registration rights agreement or other documents related to the Plan Proposal at the time that such documents are distributed to the undersigned Holders or any of their advisors."

            Section 2 of the Plan Support Agreement is amended by deleting the word "and" from the seventh line thereof and substituting therefor the word "or".

            Section 3 of the Plan Support Agreement, entitled "Termination of Obligations," contains certain deadlines by which certain events are required to occur to avoid a termination of the holder's obligations thereunder. By signing below, you and the

Company hereby agree to amend and restate in their entirety subsections (a),
(b), (c), (f) and (g) of such Section 3 so as to extend certain of the deadlines recited therein, as follows:

            "(a) the Company shall not have commenced the Solicitation on or before May 31, 1998;

            (b) the Company shall not have commenced the Chapter 11 Case and filed the Plan of Reorganization and Disclosure Statement with the United States Bankruptcy Court (the "Bankruptcy Court") on or before June 30, 1998;

            (c) the Company and a Steering Committee Majority shall have failed to reach agreement in good faith prior to May 31, 1998 regarding definitive documentation of the Plan of Reorganization and the Disclosure Statement;

            (f) the Bankruptcy Court shall not have confirmed the Plan of Reorganization on or before August 15, 1998;

            (g) the Plan of Reorganization shall not have become effective on or before August 31, 1998."

            All other provisions of the Plan Support Agreement (including without limitation the remaining subsections of such Section 3) shall be unaffected hereby and continue in full force and effect as provided therein.

            By signing below, you also confirm that the Plan Support Agreement constitutes an agreement by you (subject to the terms and conditions of the Plan Support Agreement) to vote in favor of The Grand Union Company Executive Annual Incentive Bonus Plan (the "EAIB") and The Grand Union Company 1995 Equity Incentive Plan (the "EIP") in their current form and without any amendments thereto (other than an amendment to the EIP to (i) increase the number of shares issuable to any single employee to 3 million shares and (ii) decrease the total number of shares that may be issued under the EIP to 3.25 million).

            Please confirm your agreement with the foregoing by signing and returning one fully executed copy of this Agreement to the undersigned, whereupon this Agreement shall become a binding agreement between the parties hereto.

                             Very truly yours,

                             The Grand Union Company

                              By:
                                 -----------------------------------
                                 Name:  Jeffrey P. Freimark
                                 Title: Executive Vice President and
                                          Chief Financial Officer


Accepted and Agreed to this
15th day of May, 1998


------------------------------
Name of Institution

By:
   ---------------------------
   Title:


Principal Amount
of Notes:  $
            ------------

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